ServiceNow Reports Third Quarter 2023 Financial Results

•ServiceNow exceeds guidance across all Q3 2023 topline growth and profitability metrics; raises 2023 subscription revenues and operating margin guidance
•Subscription revenues of $2,216 million in Q3 2023, representing 27% year-over-year growth, 24.5% in constant currency
•Total revenues of $2,288 million in Q3 2023, representing 25% year-over-year growth, 22.5% in constant currency
•Current remaining performance obligations of $7.43 billion as of Q3 2023, representing 27% year-over-year growth, 24% in constant currency
•83 transactions over $1 million in net new ACV in Q3 2023, up 20% year-over-year
•ServiceNow ended Q3 2023 with 49 customers with more than $20 million in ACV, representing 58% year-over-year increase

SANTA CLARA, Calif. - October 25, 2023 - ServiceNow (NYSE: NOW), the leading digital workflow company making the world work better for everyone, today announced financial results for its third quarter ended September 30, 2023, with subscription revenues of $2,216 million in Q3 2023, representing 27% year-over-year growth and 24.5% in constant currency.

“ServiceNow had another beyond expectations quarter,” said ServiceNow Chairman and CEO Bill McDermott. “We've released more than 5,000 new capabilities this year, including generative AI for the use cases that matter most to our customers. Innovation drives growth. This is a highly unique, differentiated company that is reshaping business as the intelligent super platform for the enterprise.”

As of September 30, 2023, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $7.43 billion, representing 27% year-over-year growth and 24% in constant currency. The company now has 1,789 total customers with more than $1 million in annual contract value (“ACV”), representing 17% year-over-year growth in customers.

“Q3 marks another quarter of exceptional execution as we significantly surpassed the high end of our guidance metrics,” said ServiceNow CFO Gina Mastantuono. “Our robust results show that the world's best-run enterprises are choosing ServiceNow to drive their digital transformation roadmaps. With the capabilities unlocked by generative AI, the window of opportunity is even more expansive, positioning us well to continue delivering a strong balance of growth and profitability.”

Recent Business Highlights

•In Q3, ServiceNow launched its Vancouver Platform release, which embedded generative AI across all workflows on the Now Platform. Now Assist, ServiceNow’s generative AI experience, expands the company’s generative AI capabilities to further maximize productivity, improve agility, and drive cost efficiency. Now Assist incorporates previously announced generative AI features such as case, incident, and agent chat summarization, virtual agent, and search capabilities, as well as the Generative AI Controller. To power the new generative AI features in Now Assist, ServiceNow also released a domain-specific ServiceNow large language model (Now LLM) built for the enterprise, and released its generative AI pricing packages with premium SKU offerings.
•In October, building on the recent announcement of its AI Lighthouse program, ServiceNow welcomed Teleperformance, among other leading companies, to collaborate on new generative AI use cases that boost productivity and increase customer and employee satisfaction in key industries.
•ServiceNow also significantly expanded its partner ecosystem capabilities and partnerships. In Q3, the ServiceNow Ecosystem Ventures program made investments in Japan-based Blueship Co., Ltd. and Japan Systems Co., Ltd. Today, ServiceNow announced an expanded partnership with Deloitte, as well as a co-investment by the ServiceNow Ecosystem Ventures program in India-based global capability center leader ANSR.
•During the quarter, ServiceNow repurchased 500 thousand shares of its common stock for $282 million as part of its first-ever share repurchase program, with the primary objective of managing the impact of dilution from future employee equity grants and employee stock purchase programs. Approximately, $1.2 billion remains available for future share repurchases under the existing program.
•As a testament to its hungry and humble culture, ServiceNow was recognized as a Fortune Best Workplaces in Technology™(1) for the fourth consecutive year. For the first time, ServiceNow was named a 2023 Best Places to Work for People with Disabilities and received a perfect score of 100 on the Disability:IN 2023 Disability Equality Index.
•Around the world, the company continued to emphasize its environmental, social, and governance (ESG) commitments. ServiceNow partnered with FutureSkills Prime to train 5,000 learners across India in new digital skills and provide clear pathways to careers within the ServiceNow network, and partnered with GivePower to provide safe, affordable drinking water to drought-ridden Mombasa County, Kenya.

(1)    ©2023 FORTUNE Media IP Limited All rights reserved. Used under license. FORTUNE and FORTUNE Media IP Limited are not affiliated with, and do not endorse products or services of, ServiceNow.

Third Quarter 2023 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the third quarter 2023:

	Third Quarter 2023 GAAP Results		Third Quarter 2023 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$2,216	27%	$2,173	24.5%
Professional services and other revenues	$72	(19%)	$70	(21.5%)
Total revenues	$2,288	25%	$2,243	22.5%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$7.43	27%	$7.27	24%
RPO	$14.4	26%	$14.1	23.5%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$1,796	81%	$1,868	84%
Professional services and other gross profit (loss)	($4)	(6%)	$7	10%
Total gross profit	$1,792	78%	$1,875	82%
Income from operations	$231	10%	$676	30%
Net cash provided by operating activities	$311	14%
Free cash flow			$196	9%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$242	$1.18 / 1.17	$603	$2.95 / 2.92

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues, professional services and other revenues, total revenues, cRPO and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook

Our guidance includes GAAP and non-GAAP financial measures. The non-GAAP growth rates for subscription revenues and cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends. Since December 31, 2022, ServiceNow has seen an incremental strengthening of the U.S. dollar resulting in foreign exchange ("FX") headwinds. The total FX impact is estimated to be an approximately $30 million (~0.5%) year-over-year headwind for Q4 2023 cRPO. Additionally, the Q3 2023 strength of our US Federal business has resulted in a higher mix of contracts containing 12-month renewal terms. This will create a 1-point headwind to Q4 2023 cRPO growth and remain a headwind into 2024 as that balance is amortized into revenue. We expect that these contracts will renew in Q3 2024 as ServiceNow’s US Federal renewal rates have been 99%.

The following table summarizes our guidance for the fourth quarter 2023:

	Fourth Quarter 2023 GAAP Guidance		Fourth Quarter 2023 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$2,320 - $2,325	24.5% - 25%	23% - 23.5%

cRPO		20.5%	21.0%
Note: Includes headwind from strength of US Federal business noted above
			Margin (%)(2)
Income from operations			27.5%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		206

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 30-day average of foreign exchange rates for September 2023 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2023:

	Full-Year 2023 GAAP Guidance		Full-Year 2023 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$8,635 - $8,640	25.5%	25%

			Margin (%)(2)
Subscription gross profit			84%
Income from operations			27%
Free cash flow			30%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		206

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2023 guidance are based on the 30-day average of foreign exchange rates for September 2023 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (21:00 GMT) on October 25, 2023. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast

https://events.q4inc.com/attendee/932913620

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (647) 362‑9199 (Passcode: 8135305).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com

Upcoming Investor Conferences

ServiceNow today announced that it will attend and have executives present at three upcoming investor conferences.

These include:

•ServiceNow President and Chief Operating Officer CJ Desai will participate in a fireside chat at the UBS Global Technology Conference on Tuesday, November 28, 2023, at 1:15pm PT.
•ServiceNow Chief Financial Officer Gina Mastantuono will participate in a keynote presentation at the Wells Fargo TMT Summit on Wednesday, November 29, 2023, at 12:00pm PT.
•ServiceNow Chairman and Chief Executive Officer Bill McDermott will participate in a keynote presentation at the Barclays Global Technology Conference on Wednesday, December 6, 2023, at 12:10pm PT.

The live webcasts will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q3 2022, the average exchange rates in effect for our major currencies were 1 USD to 0.99 Euros and 1 USD to 0.85 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q3 2023, the average exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.79 GBP). Guidance for related growth rates are derived by applying the average exchange rates in effect during the comparison period rather than the exchange rates for the guidance period. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q3 2022, the end of the period exchange rates in effect for our major currencies were 1 USD to 1.02 Euros and 1 USD to 0.90 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q3 2023, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.95 Euros and 1 USD to 0.82 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, income tax effects and adjustments, and the income tax benefit from the release of a valuation allowance on deferred tax assets. The non-GAAP weighted-average shares used to compute our non-GAAP net income per share - diluted excludes the dilutive effect of the in-the-money portion of convertible senior notes as they are covered by our note hedges, and includes the dilutive effect of time-based stock awards, the dilutive effect of warrants and the potentially dilutive effect of our stock awards with performance conditions not yet satisfied at forecasted attainment levels to the extent we believe it is probable that the performance condition will be met. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash paid for legal settlements, repayments of convertible senior notes attributable to debt discount and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships; global economic conditions; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; the impact of the conflicts in Ukraine and the Middle East and bank failures on macroeconomic conditions; inflation; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2022, our Forms 10-Q and other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) makes the world work better for everyone. Our cloud-based platform and solutions help digitize and unify organizations so that they can find smarter, faster, better ways to make work flow. So employees and customers can be more connected, more innovative, and more agile. And we can all create the future we imagine. The world works with ServiceNowTM. For more information, visit: www.servicenow.com.

© 2023 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
408.250.8644
press@servicenow.com

Investor Contact:
Darren Yip
925.388.7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues:
Subscription	$2,216	$1,742	$6,315	$5,031
Professional services and other	72	89	219	274
Total revenues	2,288	1,831	6,534	5,305
Cost of revenues (1):
Subscription	420	301	1,163	863
Professional services and other	76	99	242	295
Total cost of revenues	496	400	1,405	1,158
Gross profit	1,792	1,431	5,129	4,147
Operating expenses (1):
Sales and marketing	799	697	2,454	2,092
Research and development	549	456	1,562	1,314
General and administrative	213	187	621	541
Total operating expenses	1,561	1,340	4,637	3,947
Income from operations	231	91	492	200
Interest income	82	26	216	43
Other expense, net	(14)	(15)	(47)	(27)
Income before income taxes	299	102	661	216
Provision for (benefit from) income taxes	57	22	(775)	41
Net income	$242	$80	$1,436	$175
Net income per share - basic	$1.18	$0.39	$7.04	$0.87
Net income per share - diluted	$1.17	$0.39	$7.00	$0.86
Weighted-average shares used to compute net income per share - basic	204	202	204	201
Weighted-average shares used to compute net income per share - diluted	206	203	205	203

(1)Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Cost of revenues:
Subscription	$52	$41	$148	$116
Professional services and other	11	17	40	51
Operating expenses:
Sales and marketing	132	119	378	337
Research and development	150	127	430	368
General and administrative	68	57	195	166

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,112	$1,470
Short-term investments	2,955	2,810
Accounts receivable, net	1,168	1,725
Current portion of deferred commissions	417	369
Prepaid expenses and other current assets	394	280
Total current assets	6,046	6,654
Deferred commissions, less current portion	807	742
Long-term investments	2,939	2,117
Property and equipment, net	1,199	1,053
Operating lease right-of-use assets	699	682
Intangible assets, net	242	232
Goodwill	1,204	824
Deferred tax assets	1,505	636
Other assets	450	359
Total assets	$15,091	$13,299
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$69	$274
Accrued expenses and other current liabilities	1,001	975
Current portion of deferred revenue	4,440	4,660
Current portion of operating lease liabilities	91	96
Total current liabilities	5,601	6,005
Deferred revenue, less current portion	46	70
Operating lease liabilities, less current portion	682	650
Long-term debt, net	1,487	1,486
Other long-term liabilities	93	56
Stockholders’ equity	7,182	5,032
Total liabilities and stockholders’ equity	$15,091	$13,299

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$242	$80	$1,436	$175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146	109	408	315
Amortization of deferred commissions	115	92	333	261
Stock-based compensation	413	361	1,191	1,038
Deferred income taxes	30	—	(874)	(3)
Other	(11)	(10)	(13)	9
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(83)	(66)	552	445
Deferred commissions	(173)	(132)	(453)	(369)
Prepaid expenses and other assets	(47)	(1)	(183)	(73)
Accounts payable	(98)	(24)	(188)	116
Deferred revenue	(128)	(112)	(217)	(156)
Accrued expenses and other liabilities	(95)	(32)	(199)	(197)
Net cash provided by operating activities	311	265	1,793	1,561
Cash flows from investing activities:
Purchases of property and equipment	(136)	(162)	(433)	(406)
Business combinations, net of cash acquired	(282)	—	(282)	(57)
Purchases of investments	(984)	(1,037)	(3,805)	(2,811)
Purchases of non-marketable investments	(10)	(2)	(56)	(138)
Sales and maturities of investments	915	569	2,868	1,700
Other	(28)	3	(15)	3
Net cash used in investing activities	(525)	(629)	(1,723)	(1,709)
Cash flows from financing activities:
Repayments of convertible senior notes attributable to principal	—	—	—	(94)
Proceeds from employee stock plans	76	71	193	177
Repurchases of common stock	(282)	—	(282)	—
Taxes paid related to net share settlement of equity awards	(127)	(111)	(333)	(352)
Net cash used in financing activities	(333)	(40)	(422)	(269)
Foreign currency effect on cash, cash equivalents and restricted cash	(4)	(12)	(4)	(61)
Net change in cash, cash equivalents and restricted cash	(551)	(416)	(356)	(478)
Cash, cash equivalents and restricted cash at beginning of period	1,670	1,670	1,475	1,732
Cash, cash equivalents and restricted cash at end of period	$1,119	$1,254	$1,119	$1,254

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Gross profit:
GAAP subscription gross profit	$1,796	$1,441	$5,152	$4,168
Stock-based compensation	52	41	148	116
Amortization of purchased intangibles	20	18	57	54
Business combination and other related costs	—	2	—	2
Non-GAAP subscription gross profit	$1,868	$1,502	$5,357	$4,340

GAAP professional services and other gross loss	$(4)	$(10)	$(23)	$(21)
Stock-based compensation	11	17	40	51
Non-GAAP professional services and other gross profit	$7	$7	$17	$30

GAAP gross profit	$1,792	$1,431	$5,129	$4,147
Stock-based compensation	63	58	188	166
Amortization of purchased intangibles	20	18	57	54
Business combination and other related costs	—	2	—	2
Non-GAAP gross profit	$1,875	$1,509	$5,374	$4,369

Gross margin:
GAAP subscription gross margin	81%	83%	82%	83%
Stock-based compensation as % of subscription revenues	2%	2%	2%	2%
Amortization of purchased intangibles as % of subscription revenues	1%	1%	1%	1%
Business combination and other related costs as % of subscription revenues	—%	—%	—%	—%
Non-GAAP subscription gross margin	84%	86%	85%	86%

GAAP professional services and other gross margin	(6%)	(11%)	(11%)	(8%)
Stock-based compensation as % of professional services and other revenues	15%	19%	18%	19%
Non-GAAP professional services and other gross margin	10%	8%	8%	11%

GAAP gross margin	78%	78%	79%	78%
Stock-based compensation as % of total revenues	3%	3%	3%	3%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP gross margin	82%	82%	82%	82%

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Income from operations:
GAAP income from operations	$231	$91	$492	$200
Stock-based compensation	413	361	1,191	1,038
Amortization of purchased intangibles	21	20	63	60
Business combination and other related costs	11	8	26	18
Non-GAAP income from operations	$676	$480	$1,772	$1,316

Operating margin:
GAAP operating margin	10%	5%	8%	4%
Stock-based compensation as % of total revenues	18%	20%	18%	20%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP operating margin	30%	26%	27%	25%

Net income:
GAAP net income	$242	$80	$1,436	$175
Stock-based compensation	413	361	1,191	1,038
Amortization of purchased intangibles	21	20	63	60
Business combination and other related costs	11	8	26	18
Income tax effects and adjustments(1)	(64)	(71)	(159)	(212)
Release of a valuation allowance on deferred tax assets	(20)	—	(985)	—
Non-GAAP net income	$603	$398	$1,572	$1,079

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.18	$0.39	$7.04	$0.87
GAAP net income per share - diluted	$1.17	$0.39	$7.00	$0.86
Non-GAAP net income per share - basic	$2.95	$1.97	$7.71	$5.37
Non-GAAP net income per share - diluted	$2.92	$1.96	$7.66	$5.31

GAAP weighted-average shares used to compute net income per share - basic	204	202	204	201

GAAP and Non-GAAP weighted-average shares used to compute net income per share - diluted	206	203	205	203

Free cash flow:
GAAP net cash provided by operating activities	$311	$265	$1,793	$1,561
Purchases of property and equipment	(136)	(162)	(433)	(406)
Business combination and other related costs	21	—	24	5
Non-GAAP free cash flow	$196	$103	$1,384	$1,160

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	14%	15%	27%	29%
Purchases of property and equipment as % of total revenues	(6%)	(9%)	(7%)	(8%)
Business combination and other related costs as % of total revenues	1%	—%	—%	—%

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Non-GAAP free cash flow margin	9%	6%	21%	22%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our current long-term projections, we are using a non-GAAP tax rate of 19%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
December 31, 2023

GAAP operating margin	9%

Stock-based compensation expense as % of total revenues	17%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	27.5%

Twelve Months Ending
December 31, 2023

GAAP subscription gross margin	81%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription margin	84%

GAAP operating margin	8%

Stock-based compensation expense as % of total revenues	18%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	27%

GAAP net cash provided by operating activities as % of total revenues	37%

Purchases of property and equipment as % of total revenues	(7)%

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	30%

Note: Numbers are rounded for presentation purposes and may not foot.